UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
(Date of Report (date of earliest event reported)) : August 18, 2005
National Bancshares Corporation

(Exact name of registrant specified in its charter)

Ohio	0-14773	34-1518564

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 West Market Street, Orrville, Ohio	44667

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (330) 682-1010
[not applicable]

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On August 18, 2004 National Bancshares Corporation and its subsidiary bank, First National Bank, announced that Robert T. Woodruff’s service as Vice President of Operations and Cashier has been terminated effective August 16, 2005.
     On August 18, 2005 National Bancshares Corporation and its subsidiary bank, First National Bank, announced that James A. Huntsberger, age 43, has been appointed Vice President of Asset & Liability Management and Operations, effective August 17, 2005.
A graduate of The University of Akron (BS Accounting), Huntsberger has 25 years of business experience. He has spent the past 15 years of his career with the Bank as a credit analyst, internal auditor and most recently as the asset and liability manager. Huntsberger is a licensed certified public accountant.
A resident of Orrville, Ohio, Huntsberger serves as the finance chair for the Orrville Area Boys & Girls Club. He is also a board member for Friendship Meals and Kiwanis Club of Orrville.
     On August 18, 2005 National Bancshares Corporation and its subsidiary bank, First National Bank, announced that Paul G. Kubiak, age 44, has been appointed Vice President of Sales and Marketing, effective August 17, 2005.
A graduate of Edinboro State College in Pennsylvania (BA Accounting), Kubiak began his career in consulting in the nuclear and steel industries. Additionally, he spent eleven years in customer service and sales management in the steel industry. He joined First National Bank, one year ago, serving as a Vice President, Commercial Banking.
Kubiak is a certified Quality Auditor from the American Society of Quality since 1989, and he’s a certified program leader for Kepner Tregoe Problem solving and Decision Making since 1997. A resident of Wooster, Ohio, Kubiak is active in Wayne County’s Junior Achievement, the Wooster Hockey and Skating Club at Alice Noble Ice Arena and is a member of the Wooster Rotary.
     On August 18, 2005 National Bancshares Corporation and its subsidiary bank, First National Bank, announced that Tammy L. Starkey, age 41, has been appointed Vice President of Risk Management, effective August 17, 2005.

A graduate of The University of Akron (BS Finance) and Malone College (MBA), Starkey has over eight years of banking experience in internal audit and branch management. Over the past two years, she has served as internal auditor for First National Bank. A resident of North Canton, Ohio, she is a member of the Institute of Internal Auditors.
A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated into this report by reference.
ITEM 9.01 Exhibits
99.1 National Bancshares Corporation press release dated August 18, 2005.
Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Bancshares Corporation
Date: August 18, 2005	/s/ Charles J. Dolezal
Charles J. Dolezal
President and Chief Executive Officer